EXHIBIT 10.12

ZELTIQ AESTHETICS, INC.

Incentive Stock Option Agreement

Granted Under 2005 Stock Incentive Plan

1.	Grant of Option.

This agreement (this “Agreement”) evidences the grant by Zeltiq Aesthetics, Inc., a Delaware corporation (the “Company”), on «Grant_Date» (the “Grant Date”) to «OPTIONEE», an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2005 Stock Incentive Plan (the “Plan”), a total of «Shares_1» («Shares_2») shares (the “Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”) at $«Exercise_Price» per Share. Unless earlier terminated, this option shall expire on «Expiration_Date» (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Vesting Commencement Date (as defined below) and as to an additional 2.0833% of the original number of Shares at the end of each successive month following the first anniversary of the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date. For purposes of this Agreement, the “Vesting Commencement Date” shall mean «Vesting_Commencement_Date».

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby; provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the

Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date); provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee); provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability; and, further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.	Right of First Refusal, Right of Second Refusal, Co-Sale and Restrictions on Transfer.

(a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Notice”) to the Company. The Notice must specify: (a) the name and address of the party to which the Participant proposes to sell or otherwise dispose of the Shares or an interest in the Shares (the “Offeror”), (b) the number of Shares the Participant proposes to sell or otherwise dispose of (the “Offered Shares”), (c) the consideration per Share to be delivered to the Participant for the proposed transfer, and (d) all other material terms and conditions of the proposed transaction.

(b) Subject to Section 4(i), the Company shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice. The Company must exercise such option, no later than 30 days after such Notice has been delivered to it, by written notice to the Participant.

(c) In the event the Company does not exercise its option within such 30-day period with respect to all of the Offered Shares, the Company shall, by the last day of such period, give written notice (the “Investor Notice”) of that fact to each of the holders of the Company’s Series A Preferred Stock and such other holders of Preferred Stock of the Company as the Company may agree to from time to time (each an “Investor”). The Investor Notice shall specify the number of Offered Shares not purchased by the Company (the “Remaining Shares”).

(d) In the event the Company duly exercises its option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company on the later of (a) the date five days after the expiration of such 30-day period or (b) the date that the Investors consummate their purchase of Remaining Shares under Section 4(h) hereof.

(e) To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company and/or the Investors exercising their options under Sections 4(b) through 4(h) hereof may consist of cash equal to the value of such property, as determined in good faith by the Board of Directors of the Company.

(f) Subject to Section 4(i), each Investor shall have an option, exercisable for a period of 15 days from the date of delivery of the Investor Notice, to purchase, on a pro rata basis according to the number of Shares owned by such Investor, the Remaining Shares for the consideration per share and on the terms and conditions set forth in the Notice. Such option shall be exercised by delivery by such Investor of written notice to the Secretary of the Company. Alternatively, each Investor may within the same 15-day period, notify the Secretary of the Company of its desire to participate in the sale of the Shares on the terms set forth in the Notice, and the number of Shares it wishes to sell.

(g) In the event options to purchase have been exercised by the Investors with respect to some but not all of the Remaining Shares, those Investors who have exercised their options within the 15-day period specified in Section 4(f) shall have an additional option, for a period of five days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Remaining Shares on the terms and conditions set forth in the Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Investors that choose to exercise the last-mentioned option for a total number of Remaining Shares in excess of the number available, the Remaining Shares available for each such Investor’s option shall be allocated to such Investor pro rata based on the number of Shares owned by the Investors so electing.

(h) If the options to purchase the Remaining Shares are exercised in full by the Investors, the Company shall immediately notify all of the exercising Investors of that fact. The closing of the purchase of the Remaining Shares shall take place at the offices of the Company no later than five days after the date of such notice to the Investors. Neither the Company nor any of the Investors shall have any right to purchase any of the Offered Shares hereunder unless the Company and/or the Investors exercise their option or options to purchase all of the Offered Shares.

(i) If the Company and the Investors do not exercise their options to purchase all of the Offered Shares within the periods described in this Agreement (the “Option Period”), then all options of the Company and the Investors to purchase the Offered Shares, whether exercised or not, shall terminate, but each Investor which has, pursuant to Sections 4(f) through 4(h), expressed a desire to sell Shares in the transaction (a “Participating Investor”), shall be entitled to do so pursuant to this Section. The Company shall promptly, on expiration of the Option Period, notify the Participant of the aggregate number of Shares the Participating Investors wish to sell. The Participant shall use his or her best efforts to interest the Offeror in purchasing, in addition to the Offered Shares, the Shares the Participating Investors wish to sell. If the Offeror does not wish to purchase all of the Shares made available by the Participant and the Participating Investors, then each Participating Investor and the Participant shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice (provided that the price set forth in the Offer with respect to shares of Common Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Preferred Stock to be sold), a portion of the Shares being sold to the Offeror, in the same proportion as such Participant or Participating Investor’s ownership of Shares bears to the aggregate number of Shares owned by the Participant and the Participating Investors. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

(j) If the Participating Investors do not elect to sell the full number of Shares which they are entitled to sell pursuant to Section 4(i), the Participant shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of his or her own Shares which equals the difference between the number of Shares desired to be purchased by the Offeror and the number of Shares the Participating Investors are entitled to sell pursuant to Section 4(i). If the Participant wishes to transfer any such Shares at a price per Share which differs from that set forth in the Notice, upon terms different from those previously offered to the Company and the Investors, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares must first be offered to the Company and the Investors on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

(k) The proceeds of any sale made by the Participant without compliance with the provisions of Sections 4(i) through 4(k) shall be deemed to be held in constructive trust in such amount as would have been due the Participating Investors if the Participant had complied with this Agreement.

(l) The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of the Participant’s spouse or any of his or his spouse’s parents, children, siblings, nieces, nephews or grandchildren, or to a trust or similar entity for his or their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the rights and transfer restrictions set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(m) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(n) The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(o) The Participant shall not transfer any Shares, or any interest therein, to any person or entity that is a competitor of the Company, as determined by the Board of Directors of the Company in its sole discretion, unless such transfer is made in connection with the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

(p) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(q) The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	Agreement in Connection with Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

6.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

7.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8.	Notices.

All notices hereunder shall be in writing, and if to the Company or the Committee, shall be mailed to its principal office; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section.

9.	No Waiver.

The failure of the Participant or the Company to insist upon strict compliance with any provision of this option or the Plan, or to assert any right the Participant or the Company, respectively, may have under this option or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this option or the Plan.

10.	Binding Effect.

This option shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this option.

11.	Disqualifying Disposition.

If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

12.	Entire Agreement.

This option is subject to the provisions of the Plan, a copy of which is attached hereto as Exhibit B. This option and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ZELTIQ AESTHETICS, INC.

Dated:	By:
Mitchell Levinson, President

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

PARTICIPANT:

«OPTIONEE»
Address: «Address»

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date:             1

Zeltiq Aesthetics, Inc.

4698 Willow Road

Suite 100

Pleasanton, CA 94566-2710

Attention: Treasurer

Dear Sir or Madam:

I am the holder of «Type»2 Stock Option granted to me under the Zeltiq Aesthetics, Inc. (the “Company”) 2005 Stock Incentive Plan on «Grant_Date»3 for the purchase of «Shares_1» («Shares_2»)4 shares of Common Stock of the Company at a purchase price of $«Exercise_Price»5 per share.

I hereby exercise my option to purchase             6 shares of Common Stock (the “Shares”), for which I have enclosed             7 in the amount of             8. Please register my stock certificate as follows:

Name(s):	[9]

[1]	Enter the date of exercise.
[2]	Enter either “an Incentive” or “a Nonstatutory”.
[3]	Enter the date of grant.
[4]	Enter the total number of shares of Common Stock for which the option was granted.
[5]	Enter the option exercise price per share of Common Stock.
[6]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
[7]	Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.
[8]

Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

[9]

Enter name(s) to appear on stock certificate: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) In the case of a Nonstatutory option only, a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

Address:

Tax I.D. #:	«Social_Security_Number»[10]

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

«OPTIONEE»

[10]	Social Security Number of Holder(s).

EXHIBIT B

2005 STOCK INCENTIVE PLAN